    As filed with the Securities and Exchange Commission on August 5, 1999

                                                     File No. 333-______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           ------------------------

                              AEROVOX INCORPORATED
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            76-0254329
 (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                              740 Belleville Avenue
                        New Bedford, Massachusetts 02745
          (Address of principal executive offices, including zip code)

                          EMPLOYEE STOCK PURCHASE PLAN


                            ------------------------
                            (Full title of the plan)

                               Jeffrey A. Templer
                             Chief Financial Officer
                              Aerovox Incorporated
                              740 Belleville Avenue
                        New Bedford, Massachusetts 02745
                                 (508) 994-9661

                  --------------------------------------------
(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
   Title Of Securities        Amount To Be      Proposed Maximum      Proposed Maximum       Amount Of
    To Be Registered           Registered      Offering Price Per    Aggregate Offering   Registration Fee
                                                   Share (1)             Price (1)
-------------------------------------------------------------------------------------------------------------
Common Stock,
Par Value $1.00
(including preferred
share purchase rights)     100,000 shares (2)        $2.50                 $250,000             $69.50
=============================================================================================================

(1) Determined pursuant to Rule 457(h) solely for the purpose of determining the registration fee. All 100,000 shares are available for purchase under the Employee Stock Purchase Plan at prices still to be determined. The maximum per share and aggregate offering prices for these shares have been determined on the basis of the average of the high and low prices of the Common Stock reported on the National Association of Security Dealers, Inc. Automated Quotations National Market System on August 4, 1999 to be $2.50 and $250,000, respectively.
(2) Plus such indeterminate number of additional shares as may be required in the event of a stock dividend, stock split or combination of shares, reverse stock split or other change in the capitalization of Aerovox Incorporated. Prior to the occurrence of certain events the preferred share purchase rights will not be evidenced separately from the Common Stock.

                           Exhibit Index on Page II-5
                               Page 1 of 8 Pages.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     Aerovox Incorporated (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

     (a) Annual Report on Form 10-K for the fiscal year ended January 2, 1999 filed with the Securities and Exchange Commission (the "Commission") on April 1, 1999. (File No. 000-18018).

     (b) (i) Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 filed with the Commission on May 18, 1999.

          (ii) Current Report on Form 8-K filed with the Commission on April 14, 1999.

     (c) Description of the Company's Common Stock contained in its information statement dated February 9, 1990 filed with the Commission on February 15, 1990 as an Amendment on Form 8 to the Company's Registration Statement on Form 10 filed with the Commission on October 11, 1989.

     All documents subsequently filed by the Registrant or the Plan pursuant to
Section 13(a), Section 13(c), Section 14 and Section 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4. Description of Securities.
        -------------------------

        Not applicable.

Item 5. Interests of Named Experts and Counsel.
        --------------------------------------

        Not applicable.

Item 6. Indemnification of Directors and Officers.
        -----------------------------------------

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     Aerovox's Restated Certificate of Incorporation (the "Aerovox Certificate") provides that each person who is or was a party, or is threatened to be made a party, to any action, suit, proceeding or claim by reason of the fact that he or she is or was or has agreed to be a director or officer of Aerovox (or is or was serving at the request of Aerovox as a director, officer, partner, trustee, employee or agent for any other entity) shall be indemnified and held harmless by Aerovox, to the full extent authorized by Delaware law, as in effect from time to time, against all expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by such person in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

     The rights to indemnification and the payment of expenses provided by the Aerovox Certificate do not apply to any action, suit, proceeding or claim initiated by or on behalf of a person otherwise entitled to the benefit of such provisions. Any person seeking indemnification under the Aerovox Certificate shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. The Aerovox Certificate provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any provision of the Aerovox By-Laws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

     Aerovox has also entered into Indemnification Agreements with each director and certain officers of Aerovox and its subsidiary, Aerovox Canada. The Indemnification Agreements provide a number of procedures, presumptions and remedies used in the determination of the rights of the director or officer to indemnification. These procedures, presumptions and remedies substantially broaden the indemnity rights of directors and officers beyond that provided by the Aerovox Certificate. If an action against an indemnified party is dismissed with or without prejudice, the defense is deemed to have been successful and the indemnification is required to be made. The Indemnification Agreements provide that expenses must be paid within twenty days of the indemnification request (otherwise a determination in favor of the indemnified party is deemed to have been made). If there is a change in control of Aerovox (as defined in the Indemnification Agreement), the indemnified party is presumed to be entitled to indemnification (although Aerovox may overcome this presumption). The indemnified party may require that independent counsel make the determination of entitlement and may choose such counsel, subject to objection by Aerovox on limited grounds. If a determination of entitlement is made, Aerovox is bound, but if the indemnified party has previously been denied indemnification pursuant to the terms of the Indemnification Agreement he or she is entitled to seek a de novo determination from a court. Aerovox is precluded from challenging the validity of the procedures and presumptions contained in the Indemnification Agreement in any court proceeding. The Indemnification Agreement covers proceedings brought on or after the date of the execution of the particular Indemnification Agreement, including proceedings based on acts prior to the date of that Agreement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.   Exemption From Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          Exhibit

          4.1  Employee Stock Purchase Plan.

          5    Opinion of Ropes & Gray.

          23.1 Consent of PricewaterhouseCoopers LLP.

          23.2 Consent of Ropes & Gray (see Exhibit 5).

          24   Power of Attorney (included on Signature Page).

Item 9.   Undertakings.
          ------------

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Bedford, The Commonwealth of Massachusetts, on this 30th day of July, 1999.

                                    AEROVOX INCORPORATED




                                    By:     /s/ Jeffrey A. Templer
                                       -------------------------------------
                                       Name:   Jeffrey A. Templer
                                       Title:  Senior Vice President and
                                               Chief Financial Officer



                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes Robert D. Elliott and Jeffrey A. Templer, and each of them singly, his or her true and lawful attorneys with full power to them, and each of them singly, to sign for him or her and in his or her name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he or she hereby ratifies and confirms his or her signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature                                     Capacity in Which Signed           Date
---------                                     ------------------------           ----


 /s/ Robert D. Elliott                   Chief Executive Officer             July 30, 1999
---------------------------------------  (Principal Executive Officer) and
Robert D. Elliott                        Director


 /s/ Jeffrey A. Templer                  Chief Financial Officer             July 30, 1999
---------------------------------------  (Principal Financial Officer and
Jeffrey A. Templer                       Principal Accounting Officer)

 /s/ William G. Little                   Director                            July 30, 1999
---------------------------------------
William G. Little

 /s/ John L. Sprague                     Director                            July 30, 1999
---------------------------------------
John L. Sprague

 /s/ John F. Brennan                     Director                            July 30, 1999
---------------------------------------
John F. Brennan




 /s/ Dennis Horowitz                     Director                            July 30, 1999
---------------------------------------
Dennis Horowitz

 /s/ Sherel D. Horsley                   Director                            July 30, 1999
---------------------------------------
Sherel D. Horsley

 /s/ Benedict P. Rosen                   Director                            July 30, 1999
---------------------------------------
Benedict P. Rosen


                                  EXHIBIT INDEX


Number             Title of Exhibit                   Page
------             ----------------                   ----
4.1        Employee Stock Purchase Plan.
5          Opinion of Ropes & Gray.
23.1       Consent of PricewaterhouseCoopers
           LLP.
23.2       Consent of Ropes & Gray (see Exhibit
           5).
24         Power of Attorney (included on
           Signature Page).